Exhibit 99.1

100 North Main Street

Greeneville, Tennessee  37743

Notice of PENDING Merger

September 12, 2011

Dear Green Bankshares, Inc. Shareholder,

On September 8, 2011, the Board of Directors of North American Financial Holdings, Inc. (“NAFH”) approved a plan of merger (the “Plan of Merger”) providing for the merger of Green Bankshares, Inc. (“Green Bankshares”) with and into NAFH, with NAFH as the surviving corporation (the “Merger”).  The Plan of Merger was approved under Section 48-21-105 of the Tennessee Business Corporation Act, which permits the Merger to occur without the approval of Green Bankshares’ shareholders.  The Board of Directors of Green Bankshares has also approved the Merger.

If NAFH completes the Merger, Green Bankshares will be merged with and into NAFH, and your shares of Green Bankshares common stock will be converted into shares of Class A common stock of NAFH.  For each share of Green Bankshares common stock you hold at the time of the merger, you will receive 0.0915 shares of NAFH Class A common stock, plus cash in lieu of fractional shares.

Prior to the consummation of the Merger, you will receive a prospectus describing the NAFH Class A common stock to be issued in the Merger and the Merger itself.  You should review those materials carefully when you receive them as they will contain information that is important to you.

Neither NAFH nor Green Bankshares is asking you for a proxy and you are requested not to send a proxy.  This notice has been mailed to you pursuant to Section 48-21-105(d) of the Tennessee Business Corporation Act.  A copy of the Plan of Merger is attached hereto as Exhibit A.  You should read Exhibit A in its entirety as it is the primary legal document governing the rights of Green Bankshares’ shareholders in the Merger.

                                                            Sincerely,

                                                            R. Eugene Taylor
                                                                                    Chairman & Chief Executive Officer

Forward-Looking Information

Except for historical information contained in this notice, the statements made in this notice constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the anticipated merger of Green Bankshares and NAFH. Certain factors, including those outside Green Bankshares’ and NAFH’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including economic and other conditions in the markets in which the companies operate; risks associated with the continued listing of Green Bankshares’ securities and future listing of NAFH’s securities; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), which discussions are incorporated in this notice by reference.

Additional Information and Where to Find It

In connection with the pending Merger of NAFH and Green Bankshares, NAFH plans to file with the SEC a registration statement on Form S-4 that will include a prospectus of NAFH relating to the NAFH Class A common stock to be issued in the Merger. NAFH and Green Bankshares also plan to file with the SEC other relevant documents in connection with the pending Merger. The registration statement and the prospectus will contain important information about NAFH, Green Bankshares, the pending Merger and related matters. Investors are urged to read the registration statement and the prospectus carefully when they are available because they will contain important information. Investors will be able to obtain free copies of the registration statement and the prospectus and other documents filed with the SEC by NAFH and Green Bankshares through the web site maintained by the SEC at www.sec.gov. Investors will be able to obtain free copies of the documents filed with the SEC by NAFH and Green Bankshares by contacting Nancy A. Snow, Capital Bank Corp., 333 Fayetteville Street, Suite 700, Raleigh, North Carolina  27601.

Not An Offer to Buy or Sell Securities

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The shares of NAFH Class A common stock to be issued in the Merger will not be savings accounts, deposits or other obligations of any of NAFH’s bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Exhibit A

plan OF MERGER

Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 48-21-105 of the Tennessee Business Corporation Act, as amended (the “TBCA”), the following Plan of Merger (“Plan”) is adopted on September 8, 2011 by the Board of Directors of North American Financial Holdings, Inc., a Delaware corporation (“Parent”):

FIRST:           Parent, a Delaware corporation, is the parent corporation in the Merger (as defined below).  Green Bankshares, Inc., a Tennessee corporation (“Subsidiary”) is the subsidiary corporation in the Merger.  As of the date hereof, Parent owns approximately 90.04% of the outstanding shares of Subsidiary.

SECOND:      Subject to the terms and conditions of this Plan, Subsidiary shall be merged with and into Parent in accordance with Section 253 of the DGCL and Section 48-21-105 of the TBCA, and with the effects set forth in Section 259 of the DGCL and Section 48-21-108 of the TBCA (the “Merger”).  Parent shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware.

THIRD:          The Merger shall become effective at the time specified in the Articles of Merger Parent will execute and deliver for filing to the Tennessee Department of State and in the Certificate of Ownership and Merger Parent will execute, acknowledge and file with the Secretary of State of the State of Delaware (such time, the “Effective Time”).

FOURTH:      The manner and basis of converting the shares of Subsidiary into shares of the Parent, and the manner and basis of converting rights to acquire shares of Subsidiary into rights to acquire shares, obligations, and other securities of Parent are as follows:

SECTION 1.      CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Subsidiary or the holders of any shares of capital stock of Parent or Subsidiary:

(a)                Common Shares of Parent.  Each share of Class A Common Stock, par value $0.01 per share, of Parent (“Parent Class A Common Stock”) and Class B Non-Voting Common Stock, par value $0.01 per share, of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

(b)               Common Shares of Subsidiary.

(i)                 Each share of common stock, par value $0.01 per share, of Subsidiary (“Subsidiary Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Subsidiary Common Stock cancelled pursuant to clause (ii) of this Section 1(b)) shall be cancelled and, except as set forth in Section 1(c), converted automatically into, and each certificate previously representing any shares of Subsidiary Common Stock (each, a “Certificate”) shall thereafter only represent the right to receive, 0.0915 (the “Exchange Ratio”) fully paid and nonassessable shares of Parent Class A Common Stock per share of Subsidiary Common Stock (the “Merger Consideration”); and

(ii)               each share of Subsidiary Common Stock held in the treasury of Subsidiary or owned, directly or indirectly, by Parent (or its affiliates, and other than any such shares so held in a fiduciary capacity) immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

(c)                Fractional Shares.  Holders of Subsidiary Common Stock prior to the Merger who would otherwise be entitled to receive a fraction of a Parent Class A Shares as a result of the Merger will receive cash in lieu of such fractional shares.  Parent shall pay to each former shareholder of Subsidiary who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average, rounded to the nearest one ten thousandth, of the closing sale prices of Parent Class A Common Stock on the NASDAQ Stock Market as reported by The Wall Street Journal for the three trading days immediately following the Effective Time by (ii) the fraction of a share (after taking into account all shares of Parent Class A Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Parent Class A Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.

(d)               Stock Options and Stock Appreciation Rights.  At the Effective Time, each then outstanding stock option award and cash-settled stock appreciation right granted under an existing stock option or stock-based compensation plan of Subsidiary (a “Subsidiary Appreciation Award”) shall be assumed by Parent and converted into an option to purchase a number of shares of Parent Class A Common Stock or cash-settled stock appreciation right based on the value of Parent Class A Common Stock (an “Assumed Appreciation Award”) equal to the product (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of Subsidiary Common Stock subject to such Subsidiary Appreciation Award immediately prior to the Effective Time by (ii) the Exchange Ratio; and the per share exercise price for Subsidiary Common Stock issuable upon the exercise of such Assumed Appreciation Award shall be equal to the quotient (rounded up to the nearest whole cent) determined by dividing (x) the exercise price per share of Subsidiary Common Stock at which such Subsidiary Appreciation Award was exercisable immediately prior to the Effective Time by (y) the Exchange Ratio; provided, however, that the Parent and Subsidiary shall effect such conversion (A) with respect to any Subsidiary Appreciation Award to which Section 421 of the Internal Revenue Code of 1986, as amended (the “Code”), applies by reason of its qualification under Section 422 of the Code, in a manner consistent with Section 424(a) of the Code and (B) in all events, in a manner satisfying the requirements of Section 409A of the Code and the Treasury Regulations thereunder. The Assumed Appreciation Awards shall be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the corresponding Subsidiary Appreciation Awards immediately prior to the Effective Time.

SECTION 2.      DELIVERY OF MERGER CONSIDERATION.

(a)                Deposit of Merger Consideration.  Parent will (i) at or prior to the Effective Time, authorize the exchange agent chosen by Parent pursuant to an agreement (the “Exchange Agent Agreement”) to act as exchange agent for the Merger (the “Exchange Agent”) to issue an aggregate number of shares of Parent Class A Common Stock equal to the aggregate Merger Consideration and (ii) deposit, or cause to be deposited with, the Exchange Agent, on the fourth trading day immediately following the Effective Time (or as soon as reasonably practicable thereafter) (the “Fractional Share Deposit Date”), any cash payable in lieu of fractional shares pursuant to Section 1(c) (the “Exchange Fund”).

(b)               Delivery of Merger Consideration.

(i)                 As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Subsidiary Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1 and any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificates)) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement (the “Letter of Transmittal”), (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and (iii) on the Fractional Share Deposit Date (or as soon as reasonably practicable thereafter), any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor.

(ii)               Upon surrender to the Exchange Agent of its Certificate or Certificates, accompanied by a properly completed Letter of Transmittal, a holder of Subsidiary Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration and any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor in respect of the shares of Subsidiary Common Stock represented by its Certificate or Certificates.  Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with this Section 2.

(iii)             In the event of a transfer of ownership of a Certificate representing Subsidiary Common Stock that is not registered in the stock transfer records of Subsidiary, the shares of Parent Class A Common Stock and cash in lieu of fractional shares of Parent Class A Common Stock comprising the Merger Consideration shall be issued or paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Subsidiary Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the tax has been paid or is not applicable.  The Exchange Agent (or, subsequent to the earlier of (x) the one-year anniversary of the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, Parent) shall be entitled to deduct and withhold from any cash in lieu of fractional shares of Parent Class A Common Stock otherwise payable pursuant to this Plan to any holder of Subsidiary Common Stock such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment.  To the extent the amounts are so withheld by the Exchange Agent or Parent, as the case may be, and timely paid over to the appropriate governmental authority, such withheld amounts shall be treated for all purposes of this Plan as having been paid to the holder of shares of Subsidiary Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

(iv)             After the Effective Time, there shall be no transfers on the stock transfer books of Subsidiary of the shares of Subsidiary Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Subsidiary Common Stock that occurred prior to the Effective Time.  If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Section 2.

(v)               Any portion of the Exchange Fund that remains unclaimed by the stockholders of Subsidiary as of the first anniversary of the Effective Time may be paid to Parent.  In such event, any former stockholders of Subsidiary who have not theretofore complied with this Section 2 shall thereafter look only to Parent with respect to the Merger Consideration and any cash in lieu of any fractional shares, in each case, without any interest thereon.  Notwithstanding the foregoing, none of Parent, the Subsidiary, the Exchange Agent or any other person shall be liable to any former holder of shares of Subsidiary Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(vi)             In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Plan.

FIFTH:           The directors of Parent immediately prior to the Effective Time shall be the directors of the surviving corporation as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation of the surviving corporation, the bylaws of the surviving corporation and the DGCL.  The officers of Parent immediately prior to the Effective Time shall be the officers of the surviving corporation as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation of the surviving corporation, the bylaws of the surviving corporation and the DGCL.  The certificate of incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation, until thereafter amended as provided therein and in accordance with the DGCL.  The bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the bylaws of the surviving corporation, until thereafter amended in accordance the DGCL, the certificate of incorporation of the surviving corporation and such bylaws.

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